                                                                    EXHIBIT 99.1


[ST. JOSEPH CAPITAL CORPORATION LOGO]

                                                                      April 2003





Dear Shareholders, Clients and Friends:

Looking back to 1999, our third year of operation, we proudly reported annual profits of slightly more than $500,000. Today, a few short years later, we are delighted to announce that net income for St. Joseph Capital Corporation has eclipsed $500,000 in a single quarter. Looking ahead, we are eager for the time when we can post profits in excess of $500,000 per month!

Highlights for the first quarter of 2003 include:

     -   NET INCOME UP 32.9% OVER PRIOR YEAR

     -   18TH CONSECUTIVE QUARTER OF RECORD PROFITS

     -   TOTAL ASSETS UP 31.0% OVER PRIOR YEAR

     -   ASSET QUALITY REMAINS VERY STRONG

     -   SHARES OF "SJOE" LISTED ON NASDAQ "SMALL CAP" MARKET

                             INCOME STATEMENT REVIEW
Net Income reached $501,000 - an increase of $124,000 from the $377,000 earned in the same quarter a year ago. Basic Earnings Per Share increased to $.30 up $.08 or 36.4% from the $.22 earned in the same quarter last year. The primary driver of this improved performance was an 18.2% increase in net interest income. Provision expense moderated somewhat compared to last year but the resultant Allowance for Loan Loss Account remains very strong at 1.52% of Total Loans. No loan charge-offs were recorded therefore the entire provision expense was used to build the Allowance for Loan Loss account.

                              BALANCE SHEET REVIEW
Again this quarter we enjoyed substantial growth in our loan portfolio. Year over year, loans are up 30.5%! The upsurge in loan volume was funded primarily from a 31.3% increase in relationship-based funding sources, namely core deposits and client-based repurchase accounts. The growth of the loan portfolio is the driving factor behind the large increase in net interest income mentioned above. Happily, we once again report that the loan portfolio remains fully performing with no delinquencies or non-accrual loans.



                              OTHER IMPORTANT NEWS
During the first quarter we applied for and received approval to list shares of St. Joseph Capital Corporation ("SJOE") on the Nasdaq Stock Exchange. We also added several new market makers for our stock to help facilitate access to and liquidity for our shares. Should you wish to add to your ownership position in St. Joseph Capital Corporation, please contact your broker or me directly.

Our 2003 Annual Report including Form 10KSB and the Proxy Statement were distributed earlier this month. In that report we revealed our 2003 theme - Daring to be Different. We are a different kind of bank! Our focus is sharp. We don't try to be all things to all people. What we do offer - we do so in an extraordinary way.

Our staff has always exhibited great character, courage and professionalism. They compete day-in and day-out (in many cases with much larger institutions) to produce these outstanding results. Again, I would like to tip my cap to them.

                           ANNUAL MEETING INFORMATION
Finally, we want to warmly invite you, your family and your friends to join us for our Annual Shareholders' Meeting to be held Thursday, May 22nd at the Morris Performing Arts Center in downtown South Bend. This year, our keynote speaker will be Dr. David Baum, noted author and lecturer. His talk entitled, "Live in the Leap" promises to be both thought provoking and entertaining. The event starts at 5:00 p.m. and will be followed by a reception at the Palais Royale, which will begin at 6:30 in the evening. We sincerely hope you will join us for our annual Spring Gala.

With Best Regards,

/s/ John W. Rosenthal
John W. Rosenthal
Chairman, President
& Chief Executive Officer



                         ST. JOSEPH CAPITAL CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                                         THREE MONTHS        THREE MONTHS
                                                             ENDED              ENDED
                                                         MARCH 31, 2003     MARCH 31, 2002
                                                         --------------     --------------
                                                               (DOLLARS IN THOUSANDS)
Interest and dividend income
         Loans, including fees                              $2,787               $2,382
         Securities and other                                  432                  501
                                                            ------               ------
                                                             3,219                2,883
Interest expense
         Deposits                                              633                  679
         Securities sold under agreements to repurchase
           and other borrowings                                529                  464
                                                            ------               ------
                                                             1,162                1,143
                                                            ------               ------
Net interest income                                          2,057                1,740
Provision for loan losses                                       77                  178
                                                            ------               ------
Net interest income after provision for loan losses          1,980                1,562
Noninterest income                                             114                  197
Noninterest expense
         Employee compensation and benefits                    886                  759
         Stock Option Expense                                   15                 --
         Occupancy and equipment expense                       102                  122
         Other expense                                         317                  295
                                                            ------               ------
                                                             1,320                1,176
                                                            ------               ------
Income before income taxes                                     774                  583
Income tax expense                                             273                  206
                                                            ------               ------
Net income                                                  $  501               $  377
                                                            ======               ======
Basic income per common share                               $  .30               $  .22
                                                            ======               ======
Diluted income per common share                             $  .29               $  .22
                                                            ======               ======

Average common shares outstanding                            1,679                1,678



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

                         ST. JOSEPH CAPITAL CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                             MARCH 31, 2003  MARCH 31, 2002
                                                                               (DOLLARS IN THOUSANDS)
ASSETS
         Total cash and cash equivalents                                         $ 34,137     $ 18,079
         Securities available for sale                                             42,206       38,415
         Federal Home Loan Bank (FHLB) stock                                        2,154        1,629
         Loans receivable                                                         202,013      154,898
         Allowance for loan losses                                                  3,067        2,452
                                                                                 --------    ---------
              Loans receivable, net                                               198,946      152,446
         Premises and equipment, net                                                1,325        1,248
         Interest receivable and other assets                                       1,795        2,325
                                                                                 --------    ---------

                  Total assets                                                   $280,563    $ 214,142
                                                                                 ========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
         Liabilities
           Total deposits                                                        $201,472     $152,135
           Securities sold under agreements to repurchase & other borrowings       14,598       12,370
           FHLB Advances                                                           41,570       29,070
           Interest payable and other liabilities                                     388          317
                                                                                 --------    ---------
                  Total liabilities                                               258,028      193,892
         Total shareholders' equity                                                22,535       20,250

                  Total liabilities and shareholders' equity                     $280,563     $214,142
                                                                                 ========     ========

         Book value per common share                                             $  13.42     $  12.06
                                                                                 ========     ========


[ST. JOSEPH CAPITAL CORPORATION LOGO]

BASIC EARNINGS PER COMMON SHARE

----------------------------------------------------------
2003     $ 0.30    $ 0.30
----------------------------------------------------------
2002     $ 0.22    $ 0.24     $ 0.25    $ 0.20    $ 1.00
----------------------------------------------------------
2001     $ 0.18    $ 0.19     $ 0.19    $ 0.20    $ 0.76
----------------------------------------------------------
2000     $ 0.12    $ .015     $ 0.18    $ 0.61
----------------------------------------------------------



INVESTOR DATA AS OF MARCH 31, 2003

Nasdaq symbol ...................................    SJOE

Price/earnings ratio (LTM) ......................    17.64x

52 week price range .............................   $15.55 - $25.00

Closing price ...................................   $19.05

Book value per share ............................   $13.42

Price/book ratio ................................     142%




[ST. JOSEPH CAPITAL CORPORATION LOGO]


Shareholder Services
3820 Edison Lakes Parkway
Mishawaka, Indiana 46545

--------------------------------------------------------------------------------
         ST. JOSEPH CAPITAL CORPORATION REPORTS 2003 1ST QUARTER RESULTS
              NET INCOME UP 33% OVER SAME QUARTER IN THE PRIOR YEAR
                                 DETAILS INSIDE
--------------------------------------------------------------------------------


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